Exhibit 99.1

SkyTerra Communications, Inc.        Contact:
19 West 44th Street, Suite 507       Robert Lewis
New York, New York 10036             Senior Vice President and General Counsel
                                     212-730-7540
                                     info@skyterracom.com


      SkyTerra Communications Announces Payment Date for Special Dividend and Record Date for Hughes Communications' Rights Offering

(New York, New York, February 13, 2006) On February 10, 2006, SkyTerra Communications, Inc. (OTCBB: SKYT) announced that the payment of its previously announced special dividend, consisting of all the outstanding common stock of Hughes Communications, Inc. (Hughes), SkyTerra's wholly-owned subsidiary, will occur at 4:59 p.m. E.S.T. on February 21, 2006. The special dividend will be paid to holders of SkyTerra's capital stock and certain warrants to purchase SkyTerra common stock who are holders of record on the record date, February 13, 2006.

In a related matter, on February 9, 2006, the board of directors of Hughes declared a special dividend consisting of rights to purchase 7,843,141 shares of its common stock at a subscription price of $12.75 per share, to holders of record of Hughes common stock as of 5:00 p.m. E.S.T. on February 21, 2006. All stockholders who fully exercise their subscription rights will also have an over-subscription right to acquire any shares which are not purchased by other stockholders. The rights offering is expected to commence promptly following the record date.

The prospectuses relating to the special dividend and the rights offering may be obtained, when available, by contacting Dean Manson, c/o Hughes Communications, Inc., 11717 Exploration Lane, Germantown, Maryland 20876.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to plans and other future event relating to SkyTerra and its subsidiaries, including Hughes Communications, Inc.. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including SkyTerra's plans to distribute the special dividend, or the completion of the rights offering and other transactions referred to in this press release. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of SkyTerra are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, the special dividend, the rights offering or the other transactions referred to in this press release; the impact of legislative and regulatory actions, including without limitation, actions by the Securities and Exchange Commission and the foreign regulatory authorities. We assume no obligation to update or supplement our forward-looking statements.